Exhibit 99.1

FOR IMMEDIATE RELEASE

DATE:October 19, 2022

CONTACT:Kenneth J. Stephon

Chairman, President and CEO

PHONE:(856) 656-2201, ext. 1009

WILLIAM PENN BANCORPORATION ANNOUNCES QUARTER END RESULTS AND CASH DIVIDEND TO SHAREHOLDERS

BRISTOL, PENNSYLVANIA, October 19, 2022 — William Penn Bancorporation (“William Penn” or the “Company”) (NASDAQ CM: WMPN), the parent company of William Penn Bank (the “Bank”), today announced its financial results for the quarter ended September 30, 2022.  William Penn recorded net income of $1.0 million, or $0.08 per basic and diluted share, for the quarter ended September 30, 2022 compared to net income of $1.2 million, or $0.08 per basic and diluted share, for the quarter ended September 30, 2021. William Penn recorded core net income(1) of $1.0 million, or $0.08 per basic and diluted share, for the quarter ended September 30, 2022 compared to core net income(1) of $846 thousand, or $0.06 per basic and diluted share, for the quarter ended September 30, 2021.

In addition, William Penn announced that its Board of Directors has declared a cash dividend of $0.03 per share, payable on November 10, 2022, to common shareholders of record at the close of business on October 31, 2022.

Kenneth J. Stephon, William Penn’s Chairman, President and CEO, stated, “During our first fiscal quarter, the Company continued to concentrate on strengthening the quality of our community bank franchise and delivering value to our shareholders.  Importantly, asset quality metrics improved during the quarter, as we received payment from a borrower for full satisfaction of our single largest non-performing loan.  The payoff of this non-performing loan contributed to a significant reduction in our non-performing assets, and the Company’s ratio of non-performing assets to total assets decreased to 0.56% as of September 30, 2022 from 0.74% as of June 30, 2022.  We will continue to maintain strong credit discipline to protect the quality of our assets.”

Mr. Stephon added, “The Company also maintains continued capital strength, posting a stockholders’ equity to assets ratio of 21.28% and a tangible common equity ratio(2) of 20.77% at September 30, 2022.  The strength of this ratio allows us maximum flexibility as we maintain our commitment to effective capital management focusing on organic growth, the payment of a sustainable cash dividend, and the opportunistic buyback of our stock to deliver maximum value to our shareholders.  During the quarter, we announced that our Board of Directors authorized a new repurchase program to acquire up to 739,385 shares, or approximately 5.0% of the outstanding shares, commencing upon the completion of the Company’s existing stock repurchase program.  We are authorized to repurchase a total of 2,269,358 shares under our stock repurchase programs and, as of September 30, 2022, we had repurchased a total of 1,164,288 shares at a total cost of $13.7 million, or $11.73 per share.”

Highlights for the quarter ended September 30, 2022 are as follows:

●	As previously announced, on August 18, 2022, the Company’s Board of Directors authorized a third stock repurchase program to acquire up to 739,385 shares, or approximately 5.0%, of the Company’s outstanding shares, commencing upon the completion of the Company’s second stock repurchase program. As of September 30, 2022, the Company had repurchased a total of 1,164,288 shares under these repurchase programs at a total cost of $13.7 million, or $11.73 per share.

(1) As used in this press release, core net income is a non-GAAP financial measure.  This non-GAAP financial measure excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(2) As used in this press release, tangible capital to tangible assets is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

●	William Penn recorded net income and core net income(1) of $1.0 million, or $0.08 per basic and diluted share, for the quarter ended September 30, 2022.
●	Asset quality metrics improved with non-performing assets to total assets decreasing to 0.56% as of September 30, 2022 from 0.74% as of June 30, 2022. Our allowance for loan losses totaled $3.3 million, or 0.70% of total loans and 0.92% of total loans, excluding acquired loans(3), as of September 30, 2022, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.
●	William Penn’s net interest margin measured 3.19% for the quarter ended September 30, 2022 compared to 3.20% for the quarter ended June 30, 2022 and 2.80% for the quarter ended September 30, 2021.
●	William Penn’s cost of deposits remained low at 34 basis points during the quarter ended September 30, 2022.
●	Book value per share measured $12.50 as of September 30, 2022 compared to $12.91 as of June 30, 2022. Tangible book value per share(4) measured $12.12 as of September 30, 2022 compared to $12.54 as of June 30, 2022. The decline in both book value per share and tangible book value per share was primarily due to the payment of a $0.03 per share quarterly cash dividend in August 2022 totaling $419 thousand, as well as a $7.8 million increase in the accumulated other comprehensive loss component on available for sale securities. These decreases to book value per share and tangible book value per share were partially offset by the repurchase of 397,352 shares at a cost of $4.6 million, or $11.53 per share, during the quarter ended September 30, 2022 under the Company’s previously announced stock repurchase programs.

Statement of Financial Condition

Total assets decreased $28.5 million, or 3.2%, to $851.5 million at September 30, 2022, from $880.0 million at June 30, 2022, primarily due to a $17.1 million decrease in cash and cash equivalents and a $7.8 million increase in the unrealized loss on available for sale securities net of deferred taxes.

Cash and cash equivalents decreased $17.1 million, or 47.1%, to $19.1 million at September 30, 2022, from $36.2 million at June 30, 2022.  The decrease in cash and cash equivalents was primarily driven by a $10.0 million decrease in advances from the FHLB of Pittsburgh and a $6.4 million decrease in deposits.

Total investments decreased $9.9 million, or 3.5%, to $277.2 million at September 30, 2022, from $287.1 million at June 30, 2022.  The decrease in investments was primarily due to a $10.1 million increase in the gross unrealized loss on available for sale securities.  The increase in the gross unrealized loss on available for sale securities is due to current interest rate levels relative to the Company’s cost and not credit quality.    The Company remains focused on maintaining a high-quality investment portfolio that provides a steady stream of cash flows both in the current and in rising interest rate environments.

Net loans decreased $3.0 million, or 0.6%, to $472.5 million at September 30, 2022, from $475.5  million at June 30, 2022.  The interest rate environment has created a highly competitive market for lending.  The Company maintains conservative lending practices and is focused on lending to borrowers with high credit quality within its market footprint.

Deposits decreased $6.4 million, or 1.1%, to $600.2 million at September 30, 2022, from $606.6 million at June 30, 2022.  The decrease in deposits was primarily due to a $13.5 million decrease in non-interest-bearing checking accounts, partially offset by a $7.3 million increase in interest-bearing checking accounts.  The interest rate environment has created a highly competitive market for deposits.

Borrowings decreased $10.0 million, or 15.4%, to $55.0 million at September 30, 2022, from $65.0 million at June 30, 2022.

Stockholders’ equity decreased $11.1 million, or 5.8%, to $181.2 million at September 30, 2022, from $192.3 million at June 30, 2022.  The decrease in stockholders’ equity was primarily due to a $7.8 million increase in the accumulated other

(3) As used in this press release, the ratio of the allowance for loan losses to total loans, excluding acquired loans, is a non-GAAP financial measure.  This non-GAAP financial measure excludes loans acquired in a business combination.  For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measure, see “Non-GAAP Reconciliation” at the end of the press release.

(4) As used in this press release, tangible book value per share is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

comprehensive loss component of the unrealized loss on available for sale securities, the repurchase of 397,352 shares at a cost of $4.6 million, or $11.53 per share, and the payment of a $0.03 per share quarterly cash dividend in August 2022 totaling $419 thousand, partially offset by $1.0 million of net income recorded during the quarter ended September 30, 2022.  Book value per share measured $12.50 as of September 30, 2022 compared to $12.91 as of June 30, 2022, and tangible book value per share(4) measured $12.12 as of September 30, 2022 compared to $12.54 as of June 30, 2022.

Net Interest Income

For the quarter ended September 30, 2022, net interest income was $6.2 million, an increase of $979 thousand, or 18.6%, from the quarter ended September 30, 2021.  The increase in net interest income was primarily due to an increase in interest income on investments and loans, partially offset by an increase in interest expense on borrowings and deposits. The net interest margin measured 3.19% for the quarter ended September 30, 2022 compared to 2.80% for the quarter ended September 30, 2021.  The increase in the net interest margin during the quarter ended September 30, 2022 compared to the same period in 2021 was primarily due to an improvement in asset mix during the twelve months ended September 30, 2022, including a $108.8 million decrease in cash and cash equivalents, a $109.5 million increase in investment securities and an $18.3 million increase in net loans.

Non-interest Income

For the quarter ended September 30, 2022, non-interest income totaled $282 thousand, a decrease of $423 thousand, or 60.0%, from the quarter ended September 30, 2021.  The decrease was primarily due to a $273 thousand unrealized loss on equity securities recorded during the quarter ended September 30, 2022 compared to a $105 thousand unrealized gain on equity securities recorded during the quarter ended September 30, 2021, as well as a $62 thousand gain on sale of securities recorded during the quarter ended September 30, 2021.  These decreases to non-interest income were partially offset by a $35 thousand increase in earnings on bank-owned life insurance due to the purchase of additional bank-owned life insurance (“BOLI”) during fiscal year ended June 30, 2022.

Non-interest Expense

For the quarter ended September 30, 2022, non-interest expense totaled $5.6 million, an increase of $696 thousand, or 14.3%, from the quarter ended September 30, 2021.  The increase in non-interest expense was primarily due to a $529 thousand increase in salaries and employee benefits due to annual merit increases and a $351 thousand increase in employee stock-based compensation expense associated with the Company’s 2022 Equity Incentive Plan.  The increase in non-interest expense can also be attributed to a $113 thousand increase in occupancy and equipment expense associated with new branch locations in Doylestown, Pennsylvania and Hamilton Township, New Jersey that were opened during the quarter ended December 31, 2021.  During the quarter ended September 30, 2022, the Company made a strategic decision to close the Bank’s branch office located in Collingswood, New Jersey and to consolidate the deposits from this branch office into the Bank’s Audubon, New Jersey branch office after assessing the branch’s profitability and its close geographic proximity to the Audubon, New Jersey branch location.

Income Taxes

For the quarter ended September 30, 2022, we recorded a $67 thousand income tax benefit, reflecting an effective tax rate of (7.0)%, compared to a $30 thousand income tax benefit, reflecting an effective tax rate of (2.7)%, for the same period in 2021.  The Company recorded a $211 thousand and a $235 thousand income tax benefit related to refunds received associated with the carryback of net operating losses under the CARES Act during the quarters ended September 30, 2022 and 2021, respectively.  Income tax benefit and the effective tax rate for the quarters ended September 30, 2022 and 2021 were impacted by the previously discussed income tax benefit from refunds received associated with the carryback of net operating losses under the CARES Act.

Asset Quality

During the quarter ended September 30, 2022, we did not record a provision for loan losses due to improved asset quality metrics and continued low levels of net charge-offs and non-performing assets.  During the quarter ended September 30, 2022, we received payment from a borrower for full satisfaction of our single largest non-performing loan with a carrying value of $1.7 million.  The payoff of this non-performing loan contributed to a significant reduction in our non-performing assets and the Company’s ratio of non-performing assets to total assets decreased to 0.56% as of September 30, 2022 from 0.74% as of June 30, 2022. The provision for loan losses was a $30 thousand net recovery during the quarter ended September 30, 2021.  The provision credit for the quarter ended September 30, 2021 was primarily due to continued stable asset quality metrics, including continued low levels of net charge-offs and non-performing assets.  Our allowance for loan losses totaled $3.3 million, or 0.70% of total loans and 0.92% of total loans, excluding acquired loans(3), as of September 30, 2022, compared to $3.4 million, or 0.71% of total loans and 0.94% of total loans, excluding acquired loans(3), as of June 30, 2022.

Capital

The Bank’s capital position remains strong relative to current regulatory requirements. The Bank continues to have substantial liquidity that has been retained in cash or invested in high quality government-backed securities. As of September 30, 2022, William Penn’s stockholders’ equity to assets totaled 21.28% and tangible capital to tangible assets(2) totaled 20.77%.  In addition, at September 30, 2022, we had the ability to borrow up to $296.1 million from the FHLB of Pittsburgh.  The federal regulators issued a final rule, effective January 1, 2020, that set the elective community bank leverage ratio at 9% of tier 1 capital to average total consolidated assets.  The Bank has elected to follow this alternative framework.  As of September 30, 2022, William Penn Bank had a community bank leverage ratio of 18.25% and is considered well-capitalized under the prompt corrective action framework.

About William Penn Bancorporation

William Penn Bancorporation, headquartered in Bristol, Pennsylvania, is the holding company for William Penn Bank, which serves the Delaware Valley area through thirteen full-service branch offices in Bucks County and Philadelphia, Pennsylvania, and Burlington, Camden and Mercer Counties in New Jersey.  The Company's executive offices are located at 10 Canal Street, Suite 104, Bristol, Pennsylvania 19007.  William Penn Bank's deposits are insured up to the legal maximum (generally $250,000 per depositor) by the Federal Deposit Insurance Corporation (FDIC).  The primary federal regulator for William Penn Bank is the FDIC.  For more information about the Bank and William Penn, please visit www.williampenn.bank.

Forward Looking Statements

This news release may contain forward-looking statements, which can be identified by the use of words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions (including higher inflation and its impact on national and local economic conditions), the effect of the COVID-19 pandemic (including its impact on our business operations and credit quality, on our customers and their ability to repay their loan obligations and on general economic and financial market conditions), changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows, changes in the quality or composition of our loan or investment portfolios and our ability to successfully integrate the business operations of acquired businesses into our business operations, and that the Company may not be successful in the implementation of its business strategy. Additionally, other risks and uncertainties may be described in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2022, which is available through the SEC’s EDGAR website located at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, William Penn assumes no obligation to update any forward-looking statements.

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Financial Condition

(Dollars in thousands, except share amounts)

	September 30,	June 30,	September 30,
	2022	2022	2021

ASSETS
Cash and due from banks	$9,082	$8,117	$8,368
Interest bearing deposits with other banks	10,041	28,053	119,580
Total cash and cash equivalents	19,123	36,170	127,948
Interest-bearing time deposits	600	600	1,350
Securities available-for-sale	170,860	182,745	127,007
Securities held-to-maturity	104,376	102,135	38,127
Equity securities	1,985	2,258	2,635
Loans receivable, net of allowance for loan losses of $3,333, $3,409, and $3,591, respectively	472,499	475,511	454,157
Premises and equipment, net	11,553	11,696	13,464
Regulatory stock, at cost	3,379	3,807	2,597
Deferred income taxes	9,434	7,459	3,716
Bank-owned life insurance	39,443	39,170	37,469
Goodwill	4,858	4,858	4,858
Intangible assets	664	712	880
Operating lease right-of-use assets	6,716	6,843	4,819
Accrued interest receivable and other assets	6,005	5,988	3,914
TOTAL ASSETS	$851,495	$879,952	$822,941

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits	$600,174	$606,617	$561,204
Advances from Federal Home Loan Bank	55,000	65,000	34,000
Advances from borrowers for taxes and insurance	2,001	3,356	2,064
Operating lease liabilities	6,833	6,949	5,036
Accrued interest payable and other liabilities	6,293	5,704	7,592
TOTAL LIABILITIES	670,301	687,626	609,896

STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value	-	-	-
Common stock, $0.01 par value	145	149	152
Additional paid-in capital	155,458	159,546	168,354
Unearned common stock held by employee stock ownership plan	(9,497)	(9,599)	(9,901)
Retained earnings	58,195	57,587	55,102
Accumulated other comprehensive loss	(23,107)	(15,357)	(662)
TOTAL STOCKHOLDERS' EQUITY	181,194	192,326	213,045
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$851,495	$879,952	$822,941

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	For the Quarter Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
INTEREST INCOME
Loans receivable, including fees	$5,297	$5,158	$5,214
Securities	1,657	1,529	664
Other	129	61	106
Total interest income	7,083	6,748	5,984
INTEREST EXPENSE
Deposits	509	415	484
Borrowings	333	121	238
Total interest expense	842	536	722

Net interest income	6,241	6,212	5,262
Provision (recovery) for loan losses	-	-	(30)
NET INTEREST INCOME AFTER PROVISION (RECOVERY) FOR LOAN LOSSES	6,241	6,212	5,292
OTHER INCOME
Service fees	211	211	213
Net gain on sale of other real estate owned	-	18	-
Net gain on sale of securities	-	-	62
Earnings on bank-owned life insurance	273	263	238
Net loss on disposition of premises and equipment	(1)	(22)	-
Unrealized (loss) gain on equity securities	(273)	(146)	105
Other	72	67	87
Total other income	282	391	705
OTHER EXPENSES
Salaries and employee benefits	3,241	3,042	2,712
Occupancy and equipment	788	522	675
Data processing	431	453	421
Professional fees	263	376	248
Amortization of intangible assets	49	56	57
Prepayment penalties	-	187	64
Other	791	631	690
Total other expense	5,563	5,267	4,867

Income before income taxes	960	1,336	1,130

Income tax (benefit) expense	(67)	258	(30)
NET INCOME	$1,027	$1,078	$1,160

Basic and diluted earnings per share	$0.08	$0.08	$0.08
Basic average common shares outstanding	13,435,273	14,091,550	14,301,956
Diluted average common shares outstanding	13,452,902	14,099,938	14,301,956

WILLIAM PENN BANCORPORATION AND SUBSIDIARIES

Unaudited Selected Consolidated Financial and Other Data

(Dollars in thousands)

	For the Quarter Ended
	September 30, 2022			September 30, 2021
	Average	Interest and	Yield/	Average	Interest and	Yield/
	Balance	Dividends	Cost	Balance	Dividends	Cost

Interest-earning assets:
Loans	$477,396	$5,297	4.44%	$459,034	$5,214	4.54%
Investment securities	287,696	1,657	2.30	131,784	664	2.02
Other interest-earning assets	17,736	129	2.91	160,400	106	0.26
Total interest-earning assets	782,828	7,083	3.62	751,218	5,984	3.19
Non-interest-earning assets	81,924			71,109
Total assets	$864,752			$822,327

Interest-bearing liabilities:
Interest-bearing checking accounts	$130,261	65	0.20%	$103,803	19	0.07%
Money market deposit accounts	172,948	216	0.50	145,032	122	0.34
Savings, including club deposits	104,450	21	0.08	101,171	26	0.10
Certificates of deposit	129,583	207	0.64	155,786	317	0.81
Total interest-bearing deposits	537,242	509	0.38	505,792	484	0.38
FHLB advances and other borrowings	54,723	333	2.43	35,457	238	2.68
Total interest-bearing liabilities	591,965	842	0.57	541,249	722	0.53

Non-interest-bearing liabilities:
Non-interest-bearing deposits	65,149			50,670
Other non-interest-bearing liabilities	15,352			15,520
Total liabilities	672,466			607,439
Total equity	192,286			214,888
Total liabilities and equity	$864,752			$822,327

Net interest income		$6,241			$5,262

Interest rate spread		3.05%			2.66%
Net interest-earning assets	$190,863			$209,969
Net interest margin		3.19%			2.80%
Ratio of interest-earning assets to interest-bearing liabilities	132.24%			138.79%

Asset Quality Indicators (unaudited)

	September 30,	June 30,	September 30,
(Dollars in thousands)	2022	2022	2021

Non-performing assets:
Non-accruing loans	$4,798	$6,511	$5,555
Accruing loans past due 90 days or more	-	-	-
Total non-performing loans	$4,798	$6,511	$5,555

Real estate owned	-	-	75

Total non-performing assets	$4,798	$6,511	$5,630

Non-performing loans to total loans	1.01%	1.36%	1.21%
Non-performing assets to total assets	0.56%	0.74%	0.68%
ALLL to total loans and leases	0.70%	0.71%	0.78%
ALLL to non-performing loans	69.47%	52.36%	64.64%

Key performance ratios are as follows for the quarter ended (unaudited):

	For the Quarter Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
PERFORMANCE RATIOS:
(annualized for the quarter ended)
Return on average assets	0.48%	0.50%	0.56%
Core return on average assets(5)	0.48%	0.55%	0.41%
Return on average equity	2.14%	2.18%	2.16%
Core return on average equity(5)	2.14%	2.41%	1.57%
Net interest margin	3.19%	3.20%	2.80%
Net charge-off ratio	0.06%	0.06%	(0.01)%
Efficiency ratio	85.28%	79.77%	81.57%
Core efficiency ratio(5)	81.84%	78.07%	82.81%
Tangible common equity(6)	20.77%	21.36%	25.37%

(5) As used in this press release, core return on average assets, core return on average equity, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial measures excludes certain pre-tax adjustments and the tax impact of such adjustments, and income tax benefit adjustments. For a reconciliation of these and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

(6) As used in this press release, tangible common equity is a non-GAAP financial measure. This non-GAAP financial measure excludes goodwill and other intangible assets. For a reconciliation of this and other non-GAAP financial measures to their comparable GAAP measures, see “Non-GAAP Reconciliation” at the end of the press release.

Non-GAAP Reconciliation (unaudited)

In this press release, we present the non-GAAP financial measures included in the tables below, which are used to evaluate our performance and exclude the effects of certain transactions and one-time events that we believe are unrelated to our core business and not necessarily indicative of our current performance or financial position. Management believes excluding these items facilitates greater visibility into our core businesses and underlying trends that may, to some extent, be obscured by inclusion of such items.  The following tables include a reconciliation of the non-GAAP financial measures used in this press release to their comparable GAAP measures.

William Penn Bancorporation and Subsidiaries

Non-GAAP Reconciliation

(Dollars in thousands, except share and per share data)

William Penn Bancorporation and Subsidiaries
Non-GAAP Reconciliation
(Dollars in thousands, except share and per share data)
	September 30,	June 30,
	2022	2022
Calculation of tangible capital to tangible assets:
Total assets (GAAP)	$851,495	$879,952
Less: Goodwill and other intangible assets	5,522	5,570
Tangible assets (non-GAAP)	$845,973	$874,382

Total stockholders' equity (GAAP)	$181,194	$192,326
Less: Goodwill and other intangible assets	5,522	5,570
Total tangible equity (non-GAAP)	$175,672	$186,756

Stockholders' equity to assets (GAAP)	21.28%	21.86%
Tangible capital to tangible assets (non-GAAP)	20.77%	21.36%

Calculation of tangible book value per share:
Total stockholders' equity (GAAP)	$181,194	$192,326
Less: Goodwill and other intangible assets	5,522	5,570
Total tangible equity (non-GAAP)	$175,672	$186,756

Total common shares outstanding	14,499,238	14,896,590

Book value per share (GAAP)	$12.50	$12.91
Tangible book value per share (non-GAAP)	$12.12	$12.54

Calculation of the ratio of the allowance for loan losses to total loans, excluding acquired loans:
Gross loans receivable	$476,516	$479,669
Less: Loans acquired in a business combination	112,853	118,111
Gross loans receivable, excluding acquired loans (non-GAAP)	$363,663	$361,558
Allowance for loan losses	$3,333	$3,409

Allowance for loan losses to total loans (GAAP)	0.70%	0.71%
Allowance for loan losses to total loans, excluding acquired loans (non-GAAP)	0.92%	0.94%

	For the Quarter Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Calculation of core net income:
Net income (GAAP)	$1,027	$1,078	$1,160
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	(18)	-
Net gain on sale of securities	-	-	(62)
Net loss on disposition of premises and equipment	1	22	-
Unrealized loss (gain) on equity securities	273	146	(105)
Prepayment penalties	-	187	64
Real estate tax adjustment	-	(192)	-
Tax impact of pre-tax adjustments	(63)	(33)	24
Income tax benefit adjustment	(211)	-	(235)
Core net income (non-GAAP)	$1,027	$1,190	$846

Calculation of core earnings per share:
Earnings per share (GAAP)	$0.08	$0.08	$0.08
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	-	-
Net gain on sale of securities	-	-	-
Net loss on disposition of premises and equipment	-	-	-
Unrealized loss (gain) on equity securities	0.02	-	-
Prepayment penalties	-	0.01	-
Real estate tax adjustment	-	(0.01)	-
Tax impact of pre-tax adjustments	-	-	-
Income tax benefit adjustment	(0.02)	-	(0.02)
Core earnings per share (non-GAAP)	$0.08	$0.08	$0.06

Calculation of core return on average assets:
Return on average assets (GAAP)	0.48%	0.50%	0.56%
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	(0.01)%	-
Net gain on sale of securities	-	-	(0.03)%
Net loss on disposition of premises and equipment	-	0.01%	-
Unrealized loss (gain) on equity securities	0.13%	0.07%	(0.05)%
Prepayment penalties	-	0.09%	0.03%
Real estate tax adjustment	-	(0.09)%	-
Tax impact of pre-tax adjustments	(0.03)%	(0.02)%	0.01%
Income tax benefit adjustment	(0.10)%	-	(0.11)%
Core return on average assets (non-GAAP)	0.48%	0.55%	0.41%

Average assets	$864,752	$857,904	$822,327

Calculation of core return on average equity:
Return on average equity (GAAP)	2.14%	2.18%	2.16%
Less pre-tax adjustments:
Net gain on sale of other real estate owned	-	(0.04)%	-
Net gain on sale of securities	-	-	(0.11)%
Net loss on disposition of premises and equipment	-	0.04%	-
Unrealized loss (gain) on equity securities	0.57%	0.30%	(0.20)%
Prepayment penalties	-	0.38%	0.12%
Real estate tax adjustment	-	(0.38)%	-
Tax impact of pre-tax adjustments	(0.13)%	(0.07)%	0.04%
Income tax benefit adjustment	(0.44)%	-	(0.44)%
Core return on average equity (non-GAAP)	2.14%	2.41%	1.57%

Average equity	$192,286	$197,917	$214,888

	For the Quarter Ended
	September 30,	June 30,	September 30,
	2022	2022	2021
Calculation of core efficiency ratio:
Non-interest expense (GAAP)	$5,563	$5,267	$4,867
Less adjustments:
Real estate tax adjustment	-	192	-
Prepayment penalties	-	(187)	(64)
Core non-interest expense (non-GAAP)	$5,563	$5,272	$4,803
Net interest income	$6,241	$6,212	$5,262
Non-interest income (GAAP)	$282	$391	$705
Less adjustments:
Net gain on sale of other real estate owned	-	(18)	-
Net gain on sale of securities	-	-	(62)
Net loss on disposition of premises and equipment	1	22	-
Unrealized loss (gain) on equity securities	273	146	(105)
Core non-interest income (non-GAAP)	$556	$541	$538

Efficiency ratio (GAAP)	85.28%	79.77%	81.57%
Core efficiency ratio (non-GAAP)	81.84%	78.07%	82.81%